Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

ADAPTEC FAR EAST, INC., a California corporation
ADAPTEC GMBH, a corporation organized under the laws of Germany
ADAPTEC (INDIA) PVT LTD., a corporation organized under the laws of India
ADPT CAYMAN LICENSING LTD., a corporation organized under the laws of the Cayman Islands
ADPT CI LTD., a corporation organized under the laws of the Cayman Islands
ADPT (S) PTE. LTD., a corporation organized under the laws of Singapore
ADPT TECH HOLDING LTD., a corporation organized under the laws of the Cayman Islands
ARISTOS LOGIC CORPORATION. a Delaware corporation
BASEBALL HEAVEN INC., a Delaware corporation
ICP VORTEX COMPUTERSYSTEME GMBH, a corporation organized under the laws of Germany
PLATYS COMMUNICATIONS, INC., a Delaware corporation
ROGUE PRESSURE SERVICES LTD., a Delaware corporation
SOUTH BAY STRENGTH AND CONDITIONING LLC, a California limited liability company
STEEL ENERGY LTD., a Delaware corporation
STEEL SOCCER CITY, INC., a Delaware corporation
STEEL SPORTS INC., a Delaware corporation
SUN WELL SERVICE, INC., a North Dakota corporation
TORRANCE STRENGTH AND CONDITIONING LLC, a California limited liability company